Exhibit 99.8

EXECUTION VERSION

Hammond Square

INTERCREDITOR AGREEMENT

Dated as of November 24, 2015

by and between

MORGAN STANLEY bank, N.A.

(Note A Holder)

and

MORGAN STANLEY bank, N.A.

(Note B Holder)

Hammond Square

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of November 24, 2015, by and between MORGAN STANLEY BANK, N.A. (“Morgan Stanley Bank”), as holder of Note A (in such capacity, together with its successors and assigns, the “Note A Holder”), and Morgan Stanley Bank, as holder of Note B (in such capacity, together with its successors and assigns, the “Note B Holder”).

W I T N E S S E T H:

WHEREAS, on July 31, 2015, Morgan Stanley Bank made a certain mortgage loan in the aggregate original principal amount of $53,000,000.00 (the “Mortgage Loan”) to Hammond Square, L.L.C., a Delaware limited liability company, having an address at c/o Stirling Properties, L.L.C., 109 Northpark Blvd., Suite 300, Covington, LA 70433 (together with its successors and assigns, the “Mortgage Loan Borrower,” pursuant to a Loan Agreement dated as of July 31, 2015 (as from time to time amended, supplemented or modified, the “Loan Agreement”);

WHEREAS, the Mortgage Loan is secured by a first mortgage lien (the “Mortgage”), as more particularly described in the attached Mortgage Loan Schedule attached as Exhibit A hereto (the “Mortgage Loan Schedule”), on a parcel of real property at the location set forth in the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, the Mortgage Loan was originally evidenced by one promissory note in the original principal amount of $53,000,000 (the “Original Note”), dated July 31, 2015 and made by the Mortgage Loan Borrower in favor of Morgan Stanley Bank, as lender;

WHEREAS, on November 1, 2015, the Original Note was amended, restated and severed pursuant to that certain Note Splitter and Loan Modification Agreement, and replacement promissory notes were issued as follows: (i) Note A, in the original principal amount of $38,000,000 (together, as amended, supplemented or modified, “Note A”), and (ii) Note B, in the original principal amount of $15,000,000 (as amended, supplemented or modified, “Note B”);

WHEREAS, MSBNA, as Initial Note A Holder and Initial Note B Holder intends to sell, transfer and assign its right, title and interest in and to Note A and Note B to Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), and MSMCH intends to sell, transfer and assign its right, title and interest in and to Note A and Note B to Morgan Stanley Capital I Inc. pursuant to a Mortgage Loan Purchase Agreement dated and effective November 19, 2015, between Morgan Stanley Capital I Inc., as purchaser, and MSMCH, as seller, and Morgan Stanley Capital I Inc. intends to transfer its right, title and interest in and to Note A and Note B to Wilmington Trust, National Association, as trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2015-C27 under a pooling and servicing agreement, expected to be dated as of November 1, 2015 (the “Securitization Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Situs Holdings, LLC, as trust advisor, Wilmington

Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian;

WHEREAS, each Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

1.                 Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Servicing Agreement. To the extent of any inconsistency between terms defined in this Agreement and the Servicing Agreement, this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Additional Servicing Compensation” shall mean any servicing compensation that a Servicer is entitled to retain under the Servicing Agreement, other than Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees.

“Advance” shall mean any advance of a Scheduled Payment by the Master Servicer or Trustee or any property advance or other similar servicing advance by any Servicer or Trustee under the Servicing Agreement with respect to Note A, the Mortgage Loan or the Mortgaged Property.

“Advance Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“Affiliate” shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a “Common Control Party”), (b) any other Person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Intercreditor Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Appraisal” shall mean the most recent appraisal of the Mortgaged Property or update thereof prepared by an Independent appraiser.

“Appraisal Reduction” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Borrower Party” shall have the meaning assigned to such term in the Servicing Agreement.

“Business Day” means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity that is responsible for managing or administering the underlying assets of such CDO or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Controlling Holder).

“Certificate Administrator” shall mean the certificate administrator under the Securitization Servicing Agreement and any successor appointed as provided thereunder.

“Certificate Administrator Fee” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Certificate Administrator Fee Rate” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, by applicable temporary or final regulations of the U.S. Department of Treasury issued thereunder.

“Collection Account” shall mean, the “collection account” or similar account established under the Servicing Agreement for the purpose of servicing the Mortgage Loan, including, with respect to amounts payable to the Note B Holder, the “A/B whole loan custodial account” or similar account (which may be a sub-account of the “collection account”).

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under Common Control with” shall have the respective correlative meaning thereto.

“Control Appraisal Event” shall exist with respect to any Control Eligible Note, if and for so long as:

(a) (1) the Principal Balance of such Control Eligible Note as of the Closing Date together with any Threshold Event Collateral, minus (2) the sum of (i) any payments of principal (whether as scheduled amortization, Prepayments or otherwise) allocated to, and received by the Holder of such Control Eligible Note with respect to such Control Eligible Note, (ii) any Appraisal Reductions allocated to such Control Eligible Note and (iii) any Realized Principal Losses (without duplication of any Appraisal Reductions), is less than

(b) 25% of (i) the Principal Balance of such Control Eligible Note as of the Closing Date, minus (ii) any payments of principal (whether as scheduled amortization, Prepayments or otherwise) allocated to and received by the Holder of such Control Eligible Note with respect to such Control Eligible Note.

“Control Eligible Note” shall mean Note B.

“Control Note” shall have the meaning assigned to such term in Section 20(d) of this Agreement.

“Controlling Class” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Controlling Class Representative” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Controlling Holder” shall have the meaning assigned to such term in Section 20(d) of this Agreement.

“Costs” shall mean all out-of-pocket costs, fees, expenses, Advances, interest, payments, losses, liabilities, judgments and/or causes of action reasonably suffered or incurred or reasonably paid by a Holder (or any Servicer, the Trust Advisor, the Trustee or the Trust) pursuant to or in connection with the enforcement and administration of the Mortgage Loan, the Mortgage Loan Documents (not including any Master Servicing Fees or Special Servicing Fees), the Mortgaged Property, this Agreement or otherwise in connection with the enforcement and administration of the Mortgage Loan, including, without limitation, reasonable attorneys’ fees and disbursements, taxes, assessments, insurance premiums and other protective advances as more particularly provided in the Mortgage Loan Documents, except for those resulting from the negligence or willful misconduct of such Holder (or the Servicer, the Trustee, the Trust Advisor or any applicable service provider); provided, that “Costs” shall exclude (i) the costs and expenses relating to the origination of the Mortgage Loan or the closing of the securitization of the Lead Securitization Notes, (ii) the fees of the Trustee, the Trust Advisor or the Certificate Administrator or any paying agent under the Servicing Agreement and (iii) the day-to-day customary and usual, ordinary costs of servicing and administration of the Mortgage Loan.

“CREFC®” shall mean the CRE Finance Council®, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

“CREFC® License Fee” shall have the meaning assigned to such term in the Servicing Agreement.

“CREFC® License Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement.

“Cure Event” shall have the meaning assigned to such term in Section 9(b) hereof.

“Cure Right” shall have the meaning assigned to such term in Section 9(b) hereof.

“DBRS” shall mean DBRS, Inc. and its successors in interest.

“Defaulted Mortgage Loan” shall mean the Mortgage Loan (i) if it is delinquent at least thirty (30) days in respect of its Scheduled Payments or delinquent in respect of its balloon payment payable at maturity, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the related mortgage loan documents or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgage Loan Borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

“Depositor” shall mean Morgan Stanley Capital I Inc., or any other depositor under the Securitization Servicing Agreement.

“Directing Holder” shall mean the Person appointed by the Controlling Holder pursuant to Section 20(g) or 20(h) of this Agreement.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $200,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein, including mezzanine loans with respect to commercial real estate) or owning or operating commercial real estate properties (or interests therein).

“Event of Default” shall mean an “Event of Default” as defined in the Mortgage.

“Final Recovery Determination” shall mean a determination with respect to the Mortgage Loan by the Servicer, in its good faith discretion, consistent with the Servicing Standard, that all insurance proceeds, condemnation proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer expects to be finally recoverable on the Mortgage Loan, without regard to any obligation of any Note Holder, Servicer or Trustee, as the case may be, to make payments from its own funds, have been recovered.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“Holder” shall mean the respective holder of a Note under this Agreement.

“Initial Note A Holder” shall mean Morgan Stanley Bank.

“Initial Note B Holder” shall mean Morgan Stanley Bank.

“Interest Rate” shall mean, with respect to Note A and Note B, the Note A Interest Rate and the Note B Interest Rate, respectively.

“Interim Servicer” shall mean Wells Fargo Bank, National Association, or any successor servicer appointed as provided under the Interim Servicing Agreement.

“Interim Servicing Agreement” shall mean that certain interim servicing agreement between Morgan Stanley Bank and the Interim Servicer (as from time to time amended, supplemented or modified).

“Interim Subservicer” shall mean any Sub-Servicer appointed under the Interim Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds Note B as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Lead Securitization” shall mean the sale by the Note A Holder of all or a portion of its Note to the Depositor who will in turn include all or a portion of such Note as part of a securitization of one or more mortgage loans, as the context requires.

“Lead Securitization Notes” shall mean Note A and, to the extent included in the Lead Securitization, Note B.

“Liquidation Fee” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the recitals.

“Majority Note Holder” shall have the meaning to such term in Section 20(d) hereof.

“Master Servicer” shall mean the master servicer (or single servicer) under the Servicing Agreement and any successor appointed as provided thereunder.

“Master Servicer Remittance Date” (i) with respect to each Lead Securitization Note shall have the meaning assigned to such term or comparable term in the Servicing Agreement, and (ii) with respect to each Non-Lead Securitization Note, shall mean the third business day after the applicable Payment Date; provided, that if any delinquent payments are received by the Master Servicer after the related Payment Date, the Master Servicer Remittance Date with respect to each Non-Lead Securitization Note, as applicable, shall mean the third business day after the date of receipt.

“Master Servicing Fee” shall (i) mean the “Servicing Fee” as defined in the Interim Servicing Agreement and (ii) following a Securitization of Note A, shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Master Servicing Fee Rate” shall mean, with respect to the Mortgage Loan prior to the Securitization of Note A, the “Servicing Fee Rate” as defined in the Interim Servicing Agreement, and from and after the Securitization of Note A, shall have the meaning applied to such term in the Servicing Agreement, being the rate per annum which, when applied to the Mortgage Loan Principal Balance (which may be a different rate with respect to each of the Notes), will determine the Master Servicing Fee.

“Maturity Date” shall have the meaning assigned to such term in Exhibit A.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley Bank” shall have the meaning assigned to such term in the recitals.

“Morningstar” means Morningstar Credit Ratings, LLC or its successor in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Interest Rate” shall mean the Mortgage Interest Rate set forth in the Mortgage Loan Schedule.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Default Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mortgage Loan Documents” shall mean the Mortgage, the Notes, the Loan Agreement and all other documents evidencing or securing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the aggregate principal balance of the Notes evidencing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Net Interest Rate” shall mean, with respect to Note A and Note B, the Note A Net Interest Rate and the Note B Net Interest Rate, respectively.

“Non-Control Note” shall have the meaning assigned to such term in Section 20(d) of this Agreement.

“Non-Controlling Holder” shall have the meaning assigned to such term in Section 20(d) hereof.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer to make such payments free of any obligation to withhold taxes; provided, that duly executed form(s) provided to the Servicer pursuant to Section 33(c) hereof shall be sufficient to evidence that such providing Holder is not a Non-Exempt Person or liability for withholding.

“Non-Lead Securitization Notes” shall mean each Note that is not a Lead Securitization Note.

“Note A” shall have the meaning assigned to such term in the recitals.

“Note A Default Interest Rate” shall mean the Note A Default Interest Rate set forth in the Mortgage Loan Schedule.

“Note A Holder” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Note A Holder Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by the Note A Holder or any Servicer or the Trustee under this Agreement or the Servicing Agreement with respect to Note A, the Mortgage Loan or the Mortgaged Property.

“Note A Interest Rate” shall mean the Note A Interest Rate set forth in the Mortgage Loan Schedule, corresponding to the Mortgage Interest Rate in effect from time to time with respect to Note A.

“Note A Net Interest Rate” shall mean the Note A Interest Rate minus the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Trust Advisor Fee Rate and the CREFC® License Fee Rate.

“Note A Percentage Interest” shall mean, as of any date, the ratio of the Note A Principal Balance to the Mortgage Loan Principal Balance.

“Note A Principal Balance” shall mean, at any time of determination, the Closing Date Note A Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by the Note B Holder pursuant to Section 9(b) hereof) thereon received by the Note A Holder and (ii) any reductions in such amount pursuant to Section 5.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Default Interest Rate” shall mean the Note B Default Interest Rate set forth in the Mortgage Loan Schedule.

“Note B Holder” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Note B Holder Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by the Note B Holder or any Servicer or the Trustee under this Agreement with respect to Note B, the Mortgage Loan or the Mortgaged Property (including, without limitation, any cure payment made by the Note B Holder pursuant to Section 9(b) hereof).

“Note B Holder Purchase Notice” shall have the meaning assigned to such term in Section 9(a) hereof.

“Note B Interest Rate” shall mean the Note B Interest Rate set forth in the Mortgage Loan Schedule, corresponding to the Mortgage Interest Rate in effect from time to time with respect to Note B.

“Note B Net Interest Rate” shall mean the Note B Interest Rate minus the Servicing Fee Rate.

“Note B Percentage Interest” shall mean, as of any date, the ratio of the Note B Principal Balance to the Mortgage Loan Principal Balance.

“Note B Principal Balance” shall mean at any time of determination, the Closing Date Note B Principal Balance as set forth in the Mortgage Loan Schedule, less any payments of principal thereon received by the Note B Holder and any reductions in such amount pursuant to Section 5 hereof.

“Notes” shall mean, collectively, Note A and Note B.

“Payment Date” shall mean the “Monthly Payment Date” as such term is defined in the Loan Agreement.

“Penalty Charges” shall mean any amounts actually collected on the Mortgage Loan from the Mortgage Loan Borrower that represent late payment charges, other than a Prepayment Premium or default interest.

“Percentage Interest” shall mean, with respect to (1) the Note A Holder, the Note A Percentage Interest and (2) the Note B Holder, the Note B Percentage Interest.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i)(a) one of the entities listed on Exhibit B, or the successor-in-interest thereto or a Person Controlling, Controlled by or under Common Control with, any such entity, or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate or (b) an entity that is otherwise a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of the definition thereof, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding or other action, whether voluntary or involuntary, of any case arising under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Pledge” shall have the meaning assigned to such term in Section 17 hereof.

“Pledgee” shall have the meaning assigned to such term in Section 17 hereof.

“Prepayment” shall mean any payment of principal made by the Mortgage Loan Borrower with respect to the Mortgage Loan which is received in advance of its scheduled Maturity Date, whether made by reason of a casualty or condemnation, due to the acceleration of the maturity of such Mortgage Loan or otherwise.

“Prepayment Premium” shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a Prepayment of the Mortgage Loan.

“Principal Balance” shall mean, with respect to Note A and Note B, the Note A Principal Balance and the Note B Principal Balance, respectively.

“Purchase Option Notice” shall have the meaning assigned to such term in Section 9(a) hereof.

“Purchase Option Cut-Off Date” shall mean the earliest date to occur of (1) thirty (30) days after delivery to the Note B Holder of the Purchase Option Notice, (2) the cure of the event or circumstance resulting in the Mortgage Loan being a Defaulted Mortgage Loan, (3) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property, except that if the Servicer intends to accept a deed in lieu of foreclosure, it shall notify the Note B Holder, and such Holder shall have the option, within ten (10) Business Days from the date of receipt of notice to such effect, to deliver a Note B Holder Purchase Notice to the Note A Holder and, provided that such notice has been delivered within such time period, to consummate the purchase option within ten (10) Business

Days after such purchase notice is so delivered, and (4) the modification of the Mortgage Loan Documents effected in accordance herewith and with the terms of the Servicing Agreement (and subject to the approval rights of the Directing Holder set forth herein and therein).

“Purchase Option Price” shall mean, with respect to Note A, the sum of the following, without duplication: (i) the Principal Balance of such Note (as of the date of purchase), (ii) accrued and unpaid interest on the Principal Balance of such Note at the Interest Rate applicable to such Note, up to (but excluding) the date of purchase and, to the extent that such Note has been deposited into a Securitization, if such date of purchase is not a Payment Date, up to the Payment Date next succeeding the date of purchase, provided payment is made in good funds by 3:00 p.m. New York local time, (iii) any unreimbursed Note A Holder Advances made by or on behalf of the Holder of such Note and interest thereon at the Advance Rate, (iv) any accrued and unpaid Master Servicing Fees and Special Servicing Fees, including any Liquidation Fees (but excluding any such Liquidation Fees if such Note is purchased within 90 days of the purchasing Holder’s receipt of the applicable Purchase Option Notice) and (v) any unreimbursed Costs incurred by the Holder of such Note; provided, that any of the items listed in the preceding clauses (i) through (v) for the Purchase Option Price with respect to Note A shall not be duplicative of the items listed in the preceding clauses (i) through (v) for the Purchase Option Price with respect to any other Note that is being purchased pursuant to Section 9(a). In determining the Purchase Option Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium, default interest, Penalty Charges and other similar fees and the value of such amounts shall not be included, unless the Person exercising the purchase option is the Mortgage Loan Borrower or a Borrower Party.

“Qualified Conduit Lender” shall mean, with respect to a Pledge by the Note B Holder of Note B, a commercial paper conduit program (a “Conduit”) as to which the following conditions are satisfied:

(a)              the terms of the loan (a “Conduit Inventory Loan”) made by the Conduit to such Holder require the Conduit to maintain a third party (“Conduit Credit Enhancer”) to provide credit enhancement;

(b)              the Conduit Credit Enhancer is a Qualified Institutional Lender;

(c)              such Holder pledges its interest in such Note to the Conduit as collateral for the Conduit Inventory Loan; and

(d)              the Conduit Credit Enhancer and the Conduit agree that, if such Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Holder’s interest in such Note to the Conduit Credit Enhancer, and unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the written consent of the Note A Holder, have any greater right to acquire the interests in such Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Pledgee.

“Qualified Institutional Lender” means (i) the Note B Holder, One William Street Capital Master Fund, Ltd., OWS I Acquisitions, LLC, OWS COF 1 Master, L.P., OWS ABS Master Fund II, L.P., OWS Credit Opportunity I, LLC, OWS Commercial Funding, LLC, OWS CF Sub I, LLC, OWS Credit Opportunity Master Fund, Ltd., or a Common Control Party of any of the foregoing or (ii) one or more of the following (other than a Borrower Party):

(a)              a real estate investment trust, bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b)              an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c)              an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) of this definition that satisfies the Eligibility Requirements;

(d)              any entity Controlled by any of the entities described in clauses (a), (b) or (c) of this definition;

(e)              a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity that contemporaneously pledges its interest in Note B to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of mortgage pass-through certificates backed by, or other securitization of, one or more of the Notes (any such securitization, “CMBS”) or the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of Note B (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that also assigned a rating to one or more classes of securities issued in connection with the Securitization of Note A (if applicable); (2) the special servicer or manager of such Securitization Vehicle is a Qualified Servicer and such Qualified Servicer is required to service and administer Note B in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager that is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of this definition;

(f)               the Trustee, in connection with the transactions contemplated by the Securitization Servicing Agreement; or

(g)              an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager acts as the managing member, general partner or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (a), (b), (c) or (d) of this definition.

“Qualified Servicer” shall mean (i) any nationally recognized commercial mortgage loan servicer (A) that is rated at least “CMS3” (in the case of a master servicer) or “CSS3” (in the case of a special servicer), by Fitch; (B) that appears on the S&P Select List as a U.S. Commercial Mortgage Master Servicer, in the case of a master servicer, and the S&P Select List as a U.S. Commercial Mortgage Special Servicer, in the case of a special servicer; (C) that has acted as the master servicer or special servicer, as applicable, in at least one commercial mortgage loan securitization transaction rated by Moody’s and at least one commercial mortgage loan securitization transaction rated by DBRS within the twelve (12)-month period prior to the date of determination and neither Moody’s nor DBRS has cited servicing concerns of the applicable servicer as a factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination; or (D) either (a) such master servicer or special servicer has a then current ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer or (b)(i) such master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination and (ii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the servicer or special servicer, as applicable, as the sole or material factor in such rating action.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean S&P, Moody’s, Fitch, DBRS and Morningstar; provided, that at any time during which Note A is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean the rating agencies that from time to time rate (or, in the case of the anticipated Securitization that will include Note A, have been selected to rate) the securities issued in connection with such Securitization.

“Realized Principal Loss” shall mean any reduction in the Mortgage Loan Principal Balance that does not result in an accompanying payment of principal to any of the Holders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Mortgage Loan Principal Balance in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Servicing Agreement; or (ii) a reduction in the mortgage interest rate in connection with a bankruptcy or similar proceeding involving the related Mortgage Loan Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Servicing Agreement, that as a result of the application of Section 5, results in the application of principal to pay interest to one or more Holders (each such Realized Principal Loss described in this clause (ii) shall be deemed to have been incurred on the Payment Date for each affected Scheduled Payment).

“Redirection Notice” shall have the meaning assigned to such term in Section 17 hereof.

“REMIC” shall mean a “real estate mortgage investment conduit” as defined in section 860D of the Code.

“REO Property” shall mean the Mortgaged Property (or an interest therein) acquired by the lender through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC provisions of the Code.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Scheduled Payment” shall mean the monthly debt service payment of scheduled principal and/or interest (but excluding default interest) due and payable in accordance with the terms of the Mortgage Loan Documents.

“Securitization” shall mean the sale by a Holder of all or a portion of its respective Note to the Depositor who will in turn include all or a portion of such Note as part of a securitization of one or more mortgage loans, as the context requires.

“Securitization Servicing Agreement” shall have the meaning assigned to such term in the recitals.

“Servicer” shall mean (i) prior to the Securitization of Note A, the Interim Servicer and (ii) from and after the Securitization of Note A, (a) the Master Servicer with respect to the Mortgage Loan if it is a non-Specially Serviced Mortgage Loan and the Special Servicer with respect to the Mortgage Loan if it is a Specially Serviced Mortgage Loan, or (b) with respect to a specific function, right or obligation as to which the Servicing Agreement designates the Master Servicer or the Special Servicer, the party so designated, as applicable, pursuant to the Servicing Agreement.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan prior to the Securitization of Note A, the Interim Servicing Agreement, and from and after the Securitization of Note A, the Securitization Servicing Agreement. After the Securitization of Note A, if Note A is no longer an asset of the Trust, the term “Servicing Agreement” shall mean the subsequent servicing agreement entered into pursuant to Section 2(d) of this Agreement.

“Servicing Standard” shall mean the standard of care that is to be applied by the Servicer in servicing and administering the Mortgage Loan, the Mortgaged Property and any REO Property, as set forth in the Servicing Agreement.

“Servicing Transfer Event” means an event under the Securitization Servicing Agreement, whereby the servicing of the Mortgage Loan is required to be transferred to the Special Servicer from the Master Servicer.

“Special Servicer” shall mean (a) for so long as the Mortgage Loan is serviced and administered in accordance with the Interim Servicing Agreement, the Interim Servicer; and (b) if and for so long as the Mortgage Loan is serviced and administered in accordance with the Securitization Servicing Agreement, any special servicer of the Mortgage Loan appointed under and as defined in the terms of the Securitization Servicing Agreement or any successor special servicer appointed as provided thereunder.

“Special Servicing Fee” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Specially Serviced Mortgage Loan” shall mean the Mortgage Loan during the period it is serviced by the Special Servicer following a Servicing Transfer Event.

“Sub-Servicer” shall have the meaning assigned to such term in the Interim Servicing Agreement or the Servicing Agreement, as applicable.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 20(c) hereof.

“Threshold Event Cure” shall have the meaning assigned to such term in Section 20(c) hereof.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Triggering Event of Default” shall mean (i) any Event of Default with respect to an obligation of the Mortgage Loan Borrower to pay money due under the Mortgage Loan or (ii) any non-monetary Event of Default as to which the Mortgage Loan becomes a Specially

Serviced Mortgage Loan (which, for clarification, shall not include any imminent Event of Default). A Triggering Event of Default shall not exist to the extent the Note B Holder is exercising its cure rights in accordance with Section 9 of this Agreement and the applicable cure period has not expired.

“Trust Advisor” shall mean the trust advisor under the Securitization Servicing Agreement and any successor appointed as provided thereunder.

“Trust Advisor Fee” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Trust Advisor Fee Rate” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Trust” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“Trustee” shall mean, for so long as Note A is included in a Securitization, the bank or trust company as selected by the Depositor.

“Trustee Fee” shall have the meaning assigned to such term in the Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the law of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Person have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“Workout Fee” shall have the meaning assigned to such term in the Servicing Agreement.

2.                 Administration of the Mortgage Loan Generally.

(a)               From and after the date hereof, administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement, which Servicing Agreement shall not be amended or modified in any manner materially adverse to the Note B Holder or in any manner that adversely affects such Holder’s rights under this Agreement without the prior written consent of such Holder. The Note A Holder shall have the right to appoint any Master Servicer in accordance with the terms of the Servicing Agreement. The Controlling Holder shall have the right from and after the date of this Agreement to appoint any Special Servicer in accordance with the terms of this Agreement and the Servicing Agreement.

(b)             Subject to the terms and provisions of this Agreement, the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to Note A and the rights of the Note A Holder to receive payments of interest, principal and other amounts with respect to Note A.

Following the Securitization of Note A, if at any time that Note A is no longer in a Securitization, the Note A Holder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that has been agreed upon by the Holders, and that is substantially similar to the servicing provisions of the Securitization Servicing Agreement, and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, that until a replacement servicing agreement has been entered into, the Note A Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Securitization Servicing Agreement as if such agreement were still in full force and effect with respect to the Mortgage Loan; provided, further, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any Qualified Servicer appointed by the Note A Holder and does not have to be performed by the servicers set forth under the Securitization Servicing Agreement. Consent of the Note B Holder to any replacement Servicing Agreement proposed by the Note A Holder shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein (including Sections 5 and 20(a) hereof), in accordance with the Servicing Agreement, the Servicers shall be required to service and administer the Mortgage Loan in accordance with the Servicing Standard as set forth in such Servicing Agreement, taking into account the interests of the Holders (in the case of each such Holder, to the extent such Holder is not a Borrower Party), with a view to maximizing the realization for all such Holders as a collective whole (it being understood that the interest of the Note B Holder is a junior interest subject to the terms and conditions of this Agreement), and any Holder that is not a Borrower Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement.

The Note B Holder hereby irrevocably appoints the Depositor as such Holder’s attorney in fact to sign the Securitization Servicing Agreement on its behalf with respect to such provisions that relate to the servicing of the Mortgage Loan and Note B.

The Holders acknowledge (x) that the Servicer is to comply with this Agreement and the Mortgage Loan Documents in the servicing of the Mortgage Loan and (y) that the rights of the holder of the Mortgage Loan, and consequently those of the Holders, are subject to the terms and provisions of the Mortgage Loan Documents and the laws applicable to the Mortgage Loan. The Holders further acknowledge that this Agreement shall constitute an “Intercreditor Agreement” as defined under the Securitization Servicing Agreement.

The Servicers shall be entitled to the Master Servicing Fee, the Special Servicing Fee, the Liquidation Fee and the Workout Fee, in each case at the times and in the amounts set forth in the Servicing Agreement. The Certificate Administrator and the Trust Advisor shall be entitled to receive the Certificate Administrator Fee and the Trust Advisor Fee, respectively, in each case at the times and in the amounts set forth in the Servicing Agreement. The Holders acknowledge that pursuant to the Servicing Agreement, a Servicer may be entitled to receive Additional Servicing Compensation. To the extent any such Additional Servicing Compensation is actually received by a Servicer in accordance with the Servicing Agreement, such Servicer shall be entitled to retain the same. Notwithstanding anything in this Agreement to the contrary, in no event shall any amounts relating to Additional Servicing Compensation, the Certificate Administrator Fee or the Trust Advisor Fee or any similar fee that is payable under the Servicing Agreement (other than the Master Servicing Fee, the Special Servicing Fee and any Workout Fees or Liquidation Fees) be deducted from any distributions to any Holder pursuant to Section 3 or Section 4, as applicable, unless otherwise indicated.

(c)               The parties hereto acknowledge that the Lead Securitization Notes or interests therein will be included as assets of a REMIC (notice of which, in the case of any Holder’s interest, shall be given by such Holder to the other Holder(s) within three (3) Business Days of the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of the related REMIC), and any provision of this Agreement to the contrary notwithstanding, for so long as any interest in Note A remains an asset of a REMIC: (i) the Mortgage Loan shall be administered such that it shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Holder of a Lead Securitization Note pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or otherwise or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, and (iii) no Holder may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Treasury Regulation Section 1.860G-2(b), more than three (3) months after the earliest startup day of the REMIC which includes Note A (or any portion thereof) or would otherwise cause the REMIC to fail to qualify as a REMIC. The Holders agree that the provisions of this paragraph shall be effected by compliance by the Note A Holder or its assignee with this Agreement, the Servicing Agreement or any other servicing agreement that governs the administration of the Mortgage Loan or the Holders’ interest therein.

3.                 Subordination of Note B; Payments Prior to a Triggering Event of Default. The right of the Note B Holder to receive payments of principal, interest and other amounts in respect of Note B shall at all times be junior, subject and subordinate to Note A and the rights of the Note A Holder to receive payments of principal, interest and other amounts in respect of Note A. Subject to the application of Section 5, if no Triggering Event of Default shall have occurred and be continuing (provided that for purposes of determining whether a Triggering Event of Default has occurred under this Section 3, a monetary Event of Default shall not be considered a Triggering Event of Default if such default is cured by the Note B Holder pursuant to Section 9(b)), then all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of Scheduled Payments, Prepayments, balloon payments, Liquidation Proceeds, Note B Holder Advances, Penalty Charges, cure payments, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be distributed by the Master Servicer and applied in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under this Agreement with respect to the Mortgage Loan or the Mortgaged Property (and payments shall be made at such times as are set forth in the Servicing Agreement), in each case to the extent of available funds:

(a)               first, to the Note A Holder (or a Servicer, the Certificate Administrator or the Trustee, as applicable), up to the amount of any unreimbursed Costs paid by the Note A Holder (or paid or advanced by a Servicer, the Certificate Administrator or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including, without limitation, unreimbursed Note A Holder Advances and interest thereon at the applicable Advance Rate, to the extent such Costs and Note A Holder Advances and interest thereon are then payable under the Servicing Agreement;

(b)              second, to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor and CREFC®, the applicable accrued and unpaid Master Servicing Fee, Special Servicing Fee, Certificate Administrator Fee (including the portion that is the Trustee Fee), the Trust Advisor Fee, CREFC® License Fee and any Workout Fee, earned by them with respect to the Mortgage Loan (or, in the case of the Certificate Administrator Fee, Note A) under this Agreement or the Servicing Agreement;

(c)               third, pro rata, to each Holder, in an amount equal to the accrued and unpaid interest on its respective Principal Balance at the Net Interest Rate applicable to such Note;

(d)              fourth, pro rata, to the Note Holders in accordance with their respective initial Percentage Interests, any principal payments received on the Mortgage Loan for the related interest accrual period, which amounts shall be applied in reduction of the Principal Balance of each Note;

(e)               fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), first, to Note A, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note A in accordance with the terms of Section 5 or Section 6, plus interest thereon at the Note A Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note A and second, to Note B, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note B in accordance with the terms of Section 5 or Section 6, plus interest thereon at the Note B Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note B;

(f)                sixth, to the Note B Holder (or any Person acting on its behalf), up to the amount of any cure payments made by the Note B Holder (or such Person acting on its behalf) pursuant to Section 9(b) hereof, any unreimbursed Note B Holder Advances made by the Note B Holder and interest thereon at the applicable Advance Rate and unreimbursed Costs paid by the Note B Holder (or such Person acting on its behalf) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)               seventh, any interest accrued at the Mortgage Loan Default Rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower and (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the Mortgage Interest Rate, (x) first, to the Note A Holder (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement) in an amount calculated on the Note A Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Note A Default Interest Rate over (B) the Note A Interest Rate, and (y) second, to the Note B Holder in an amount calculated on the Note B Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Note B Default Interest Rate over (B) the Note B Interest Rate;

(h)              eighth, pro rata, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 3) of any Prepayment Premium, in each case, to the extent actually paid by the Mortgage Loan Borrower;

(i)                ninth, pro rata, to the extent not payable to any Servicer as Additional Servicing Compensation, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 3) of any extension fees, assumption fees and Penalty Charges, in each case, to the extent actually paid by the Mortgage Loan Borrower; and

(j)               tenth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any excess amount not otherwise applied pursuant to the foregoing clauses (a) through (i) of this Section 3.

4.                Payments Following a Triggering Event of Default. Subject to the application of Section 5, after the occurrence of a Triggering Event of Default and for so long as such Triggering Event of Default is continuing (provided that for purposes of determining whether a Triggering Event of Default has occurred under this Section 4, a monetary Event of Default shall not be considered a Triggering Event of Default if such default is cured by the Note B Holder pursuant to Section 9(b)), all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment of the Mortgage Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of Scheduled Payments, Prepayments, balloon payments, Liquidation Proceeds, Note B Holder Advances, Penalty Charges, cure payments, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be distributed by the Master Servicer and applied in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under this Agreement with respect to the Mortgage Loan or the Mortgaged Property (and payments shall be made at such times as are set forth in the Servicing Agreement), in each case to the extent of available funds:

(a)               first, to the Note A Holder (or a Servicer, the Certificate Administrator or the Trustee, as applicable) up to the amount of any unreimbursed Costs paid by the Note A Holder (or paid or advanced by a Servicer, the Certificate Administrator or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including, without limitation, unreimbursed Note A Holder Advances and interest thereon at the applicable Advance Rate, to the extent such Costs and Note A Holder Advances and interest thereon are then payable hereunder or under the Servicing Agreement;

(b)              second, to the Master Servicer, the Certificate Administrator, the Trust Advisor and CREFC®, the applicable accrued and unpaid Master Servicing Fee, Certificate Administrator Fee (including the portion that is the Trustee Fee), the Trust Advisor Fee and the CREFC® License Fee, and then to the Special Servicer, any Special Servicing Fees (including without limitation any Workout Fees and Liquidation Fees), in each case earned by it with respect to the Mortgage Loan (or, in the case of the Certificate Administrator Fee, the Note A) under this Agreement or the Servicing Agreement;

(c)               third, to the Note A Holder, in an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Net Interest Rate;

(d)               fourth, to the Note A Holder, in an amount equal to the Note A Principal Balance, until such principal amount has been paid in full;

(e)               fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), to Note A, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note A in accordance with the terms of Section 5 or Section 6, plus interest thereon at the Note A Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note A;

(f)                sixth, to the Note B Holder (or any Person acting on its behalf), up to the amount of any cure payments made by the Note B Holder (or such Person acting on its behalf) pursuant to Section 9(b) hereof, any unreimbursed Note B Holder Advances made by the Note B Holder and interest thereon at the applicable Advance Rate and unreimbursed Costs paid by the Note B Holder (or such Person acting on its behalf) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)               seventh, to the Note B Holder, in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Net Interest Rate;

(h)               eighth, to the Note B Holder in an amount equal to the Note B Principal Balance, until such principal amount has been paid in full;

(i)                ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h), to Note B, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note B in accordance with the terms of Section 5 or Section 6, plus interest thereon at the Note B Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note B;

(j)                tenth, any interest accrued at the Mortgage Loan Default Rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower and (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the Mortgage Interest Rate, (x) first, to the Note A Holder (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement) in an amount calculated on the Note A Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 4 at the excess of (A) the Note A Default Interest Rate over (B) the Note A Interest Rate, and (y) second, to the Note B Holder in an amount calculated on the Note B Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 4 at the excess of (A) the Note B Default Interest Rate over (B) the Note B Interest Rate;

(k)               eleventh, pro rata, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 4) of any Prepayment Premium, in each case, to the extent actually paid by the Mortgage Loan Borrower;

(l)                twelfth, pro rata, to the extent not payable to any Servicer as Additional Servicing Compensation, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 4) of any extension fees, assumption fees and Penalty Charges, in each case, to the extent actually paid by the Mortgage Loan Borrower; and

(m)              thirteenth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any excess amount not otherwise applied pursuant to the foregoing clauses (a) through (l) of this Section 4.

5.                Workout. Notwithstanding anything to the contrary contained herein, if the Servicer after obtaining the consent of the Controlling Holder to the extent the same is required under this Agreement, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate is reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred, other than a deferral of the balloon payment resulting solely from the extension of the Maturity Date of the Mortgage Loan pursuant to the terms of the Servicing Agreement or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due on the Mortgage Loan shall be borne, first, by the Note B Holder (up to the Note B Principal Balance, together with accrued interest thereon at the Note B Interest Rate and any other amounts due the Note B Holder), and second, by the Note A Holder (up to the Note A Principal Balance, together with accrued interest thereon at the Note A Interest Rate and any other amounts due the Note A Holder), and all distributions pursuant to Section 3 and Section 4 hereunder shall be made accordingly. The preceding statement shall not be construed to limit the rights or benefits of any Person under Section 19 or Section 20 of this Agreement or the provisions of the Servicing Agreement, including the Servicer’s obligation to act in accordance with the Servicing Standard. If the Mortgaged Property becomes an REO Property, (a) the Holders shall have beneficial ownership of such REO Property notwithstanding the manner in which title may be taken under the Servicing Agreement, (b) the Mortgage Loan shall be deemed to remain outstanding, with the same terms and conditions as in effect immediately prior to foreclosure or the acceptance of a deed in lieu of foreclosure, for purposes of the relative rights of the Holders between each other under this Agreement and the Servicing Agreement and (c) all revenues from and proceeds of such REO Property shall be allocated and distributed under Section 4 of this Agreement. In no event shall a purchase of Note A by the Note B Holder be construed as a workout for purposes of the calculation of the Workout Fee, nor shall both a Liquidation Fee and a Workout Fee be payable to one or more Servicers, whether individually or in the aggregate, with respect to the same proceeds or collections.

6.                Collection Accounts; Payment Procedure. Pursuant to the terms of the Servicing Agreement, the Note A Holder shall cause the Master Servicer to establish and maintain the Collection Account or Collection Accounts, as applicable. Each Holder hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3 or 4 hereof, as applicable, and subject to the terms of the Servicing Agreement and this Agreement (which shall control to the extent set forth herein in the event of any conflict between the Servicing Agreement and this Agreement), (i) to deposit into the applicable Collection Account within one Business Day of receipt of properly identified funds all payments received with respect to the Mortgage Loan (provided, that to the extent that any payment is received after 2:00 p.m. (Eastern time) on any given Business Day, the Master Servicer is required to use commercially reasonable efforts to deposit such payments into the Collection Account within one (1) Business Day of receipt of such payments but, in any event, the Master Servicer is required to deposit such payments into the Collection Account within two (2) Business Days of receipt of such payments) and (ii) to remit from the applicable Collection Account for deposit or credit on each Master Servicer Remittance Date all payments of any kind received with respect to and allocable to each Note, by wire transfer to accounts maintained by each Holder and designated to the Master Servicer in writing. Amounts on deposit in the Collection Account shall be applied at the times and for the purposes specified in the Servicing Agreement. If any Servicer holding or having distributed any amount received or collected in respect of any Note determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to another Holder, any Servicer or any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Holder of such Note, and such Holder, as applicable, shall promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to such Holder together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Mortgage Loan Borrower, another Holder, the Servicer or such other Person with respect thereto, or, if the amount in question had been advanced by the Servicer, then with interest thereon at the Advance Rate. Each Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the Master Servicer. The Master Servicer shall have the right to offset any amounts due hereunder from a Holder, as applicable, with respect to the Mortgage Loan against any future payments due to such Holder under the Mortgage Loan, provided, that the obligations of each Holder under this Section 6 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of one Holder against another Holder. The obligations of each Holder under this Section 6 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third party beneficiary of these provisions.

The Master Servicer shall distribute (or cause to be distributed) to the Holders all payments due to the Holders in accordance with Section 3 and Section 4 hereof; provided, however, prior to calculating any amount of interest or principal due on such date to the Holders, the Master Servicer shall reduce the Note B Principal Balance (not below zero) by any Realized Principal Loss with respect to the Mortgage Loan, and after the Note B Principal Balance has been reduced to zero, the Master Servicer shall reduce the Note A Principal Balance (not below zero) by any Realized Principal Loss with respect to the Mortgage Loan.

7.                 Advances.

(a)               The parties acknowledge that the Master Servicer, the Special Servicer and/or the Trustee may make (and in certain circumstances, shall be required to make) Advances under the Servicing Agreement, in which case interest may accrue on such Advances at the Advance Rate. The right of any Servicer and the Trustee to reimbursement for such Advances and interest accrued thereon is prior to the rights of the Holders to receive any distributions or amounts recovered with respect to the Mortgage Loan or the Mortgaged Property to the extent provided in this Agreement and the Servicing Agreement.

(b)              Unless otherwise agreed between the parties hereto, the Note B Holder shall not be entitled to any Note A Holder Advance made in respect of all or any portion of the debt service due on the Mortgage Loan.

(c)               Notwithstanding any other provisions contained herein or in the Servicing Agreement to the contrary, no Holder of a Non-Lead Securitization Note shall be required to reimburse the Note A Holder or any other Person for a payment of any REMIC or grantor trust taxes or Advances therefor or interest accrued thereon at the Advance Rate or for deficits in other items of disbursement or income resulting from the use of funds for payment of REMIC or grantor trust taxes (other than such Holder’s pro rata share (based on its Percentage Interest) of taxes imposed in connection with the grantor trust created pursuant to this Agreement)), nor shall any disbursement or payment otherwise distributable to a Holder of a Non-Lead Securitization Note be reduced to offset or make up any such payment or deficit or any fees payable to the Trustee or the Certificate Administrator under the Servicing Agreement.

8.                 Limitation on Liability. Subject to Section 20(e) hereof and the terms of the Servicing Agreement, no Holder, or any Servicer or the Trustee on its behalf, shall have any liability to any other Holder with respect to such other Holder’s Note, except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement or the Servicing Agreement on the part of such Holder, or such Servicer or the Trustee, as applicable (provided that nothing herein shall be deemed to contravene any provisions relating to liability of any Servicer under the Servicing Agreement). No Holder shall have any fiduciary responsibilities to any other Holder.

9.                 Note Purchase Option; Cure Rights

    (a)                If the Mortgage Loan becomes and remains a Defaulted Mortgage Loan, upon written notice from the Note A Holder (a “Purchase Option Notice”) of such occurrence (which notice the Master Servicer or the Special Servicer, as applicable, shall be required to give to the Note B Holder), (i) the Note B Holder shall have the right, subject to the last sentence of this Section 9(a), by written notice to the Note A Holder (a “Note B Holder Purchase Notice”), given prior to the Purchase Option Cut-Off Date to purchase Note A at the related Purchase Option Price.

In the case of an exercise of the purchase option by the Note B Holder, upon the delivery of the Note B Holder Purchase Notice to the Note A Holder, the Note A Holder shall sell (and the Note B Holder shall purchase) Note A (without recourse or warranty, except that such selling Holder shall represent and warrant that it owns 100% of the economic and beneficial interests in its respective Note free and clear of liens, encumbrances and any participations therein) at the related Purchase Option Price on a date not less than five (5) Business Days nor more than ten (10) Business Days after the date of the Note B Holder Purchase Notice on a date mutually designated by the Note B Holder and such selling Holder. The Note B Holder shall also pay all reasonable out-of-pocket costs and expenses of the Note A Holder (and any Servicer, Trust Advisor or Trustee on its behalf) in connection with such purchase.

The applicable Purchase Option Price shall be calculated by the Master Servicer three (3) Business Days prior to the date upon which a Holder is to consummate the purchase described above (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon each Holder.

The right of the Note B Holder to exercise the purchase option hereunder shall automatically terminate upon the related Purchase Option Cut-Off Date, subject to the possibility that such right will be reinstated after the occurrence of the events described in clauses (2) or (4) in the definition of “Purchase Option Cut-Off Date” if another event which causes the Mortgage Loan to become a Defaulted Mortgage Loan subsequently occurs. Upon the consummation of a sale pursuant to the purchase option contemplated by this Section 9(a), the Note A Holder (or the Servicer or Trustee on its behalf) shall deliver all original Mortgage Loan Documents and other applicable materials in its possession to the Note B Holder. The foregoing rights of the Note B Holder shall be in addition to any rights it may have to purchase the Lead Securitization Notes pursuant to the Servicing Agreement (if any). Notwithstanding the foregoing, if a Borrower

Party holds any interest in Note B, the purchase option set forth in this Section 9(a) shall be exercisable by the remainder, if any, of the interest in Note B that is not so held.

     (b)               The Note B Holder (provided that such Holder is not a Borrower Party) shall have the right (but not the obligation) to cure a monetary Event of Default or a non-monetary Event of Default; provided, that if such Holder elects to cure any Event of Default, the Event of Default must be cured, in the case of a monetary Event of Default, within ten (10) Business Days following receipt of the first notice of such Event of Default, and in the case of a non-monetary Event of Default, thirty (30) days following receipt of the first notice of such Event of Default (each such cure right, the “Cure Right” and the exercise of such right, a “Cure Event”); provided the right to cure such Event of Default shall be limited as follows: (i) there shall not be more than six Cure Events over the life of the Mortgage Loan, (ii) there shall not be more than four consecutive Cure Events and (iii) there shall not be more than six Cure Events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual Cure Event shall, in the event of a delinquent Scheduled Payment, terminate on the date that such payment is made unless Note A has been securitized, in which case it shall terminate on the next Payment Date. If a Holder elects to exercise a Cure Right, it shall make the applicable cure payment as directed by the Note A Holder (or the Servicer on its behalf), and each such cure payment shall include all Costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Note A Holder (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a non-recoverable advance) and any interest charged thereon at the Advance Rate, and any unpaid Special Servicing Fees with respect to the Mortgage Loan) related to the Event of Default and incurred during the period of time from such Event of Default until such cure payment is made. The right of the Note B Holder to reimbursement of any cure payment shall be as set forth in Section 3 and Section 4, as applicable. So long as a default exists that is being cured by the Note B Holder pursuant to this Section 9(b) and the cure period has not expired and the Note B Holder is permitted to cure under the terms of this Section 9(b), the Note A Holder, the Servicer and the Trustee shall not treat such default as a default or a Triggering Event of Default for purposes of (i) accelerating the Mortgage Loan, (ii) modifying, amending or waiving any provisions of the Mortgage Loan Documents, (iii) commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property, (iv) treating the Mortgage Loan as a Specially Serviced Mortgage Loan or (v) Section 3 or Section 4 hereof; provided, that such limitations shall not prevent the Note A Holder, the Servicer or the Trustee from sending notices of the default to the Mortgage Loan Borrower or any related guarantor or making demands on the related Mortgage Loan Borrower or any related guarantor or from collecting default interest or late payment charges from the Mortgage Loan Borrower. Additional Cure Events shall only be permitted with the consent of each Holder.

10.              Additional Understanding. For as long as the Mortgage Loan remains outstanding:

(a)               Financial Statements Etc. Promptly upon receipt thereof, the Note A Holder (or any Servicer acting on its behalf) shall provide the Note B Holder with copies of each financial statement and any other reports or notices delivered to the Note A Holder (or any Servicer acting on its behalf) pursuant to the terms of the Mortgage Loan Documents. Subject to the terms of the Mortgage Loan Documents, promptly upon receipt thereof so long as the Note B Holder is not a Borrower Party, the Note A Holder (or any Servicer acting on its behalf) shall also deliver to each such Holder (other than a Holder that is a Borrower Party) copies of any other documents relating to the Mortgage Loan (to the extent in the Note A Holder’s or any Servicer’s possession), including, without limitation, property inspection reports and loan servicing statements.

(b)              Copies. Any copies of financial statements, reports or statements to be furnished by a Servicer under this Agreement may be furnished by hard copy or electronic means.

(c)               The Note A Holder (or any Servicer acting on its behalf) shall request that the Mortgage Loan Borrower deliver such information reasonably requested by the Note B Holder from time to time, solely to the extent that the lender under the Loan Agreement is permitted to request such information from the Mortgage Loan Borrower pursuant to Section 4.1.6(h) of the Loan Agreement.

11.               Representations of the Initial Note A Holder. The Initial Note A Holder, as of the date hereof, hereby represents and warrants to each other Holder that:

(a)               Such Holder is duly organized, validly existing and in good standing as a legal entity under the laws of its jurisdiction of organization;

(b)               The execution and delivery of this Agreement by such Holder, and performance of, and compliance with, the terms of this Agreement by such Holder, will not violate such Holder’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affects its ability to carry out the transactions contemplated by this Agreement;

(c)              Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(d)               This Agreement is its legal, valid and binding obligation, enforceable against such Holder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(e)               Such Holder has the right to enter into this Agreement without the consent of any third party.

(f)               Such Holder is holding its Note for its own account in the ordinary course of its business;

(g)              Such Holder has not dealt with any broker, investment banker, agent or other person that is entitled to any commission or compensation in connection with the execution and delivery of this Agreement; and

(h)              Such Holder is a Qualified Institutional Lender.

12.              Representations of Initial Note B Holder. As of the date hereof, the Initial Note B Holder hereby represents and warrants to each other Holder that:

(a)               Such Holder is duly organized, validly existing and in good standing as a legal entity under the laws of its jurisdiction of organization;

(b)              The execution and delivery of this Agreement by such Holder, and the performance of, and compliance with, the terms of this Agreement by such Holder, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affects its ability to carry out the transactions contemplated by this Agreement;

(c)               Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(d)              This Agreement is its legal, valid and binding obligation, enforceable against such Holder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)               Such Holder has the right to enter into this Agreement without the consent of any third party;

(f)                Such Holder is holding its Note for its own account in the ordinary course of its business;

(g)               Such Holder has not dealt with any broker, investment banker, agent or other person that is entitled to any commission or compensation in connection with the execution and delivery of this Agreement; and

(h)               Such Holder is a Qualified Institutional Lender.

13.              Independent Analyses of the the Note B Holder. The Initial Note B Holder acknowledges that it has, independently and without reliance upon the Note A Holder and based on such documents and information as such Holder has deemed appropriate, made its own credit analysis and decision to purchase its Note. The Note B Holder hereby acknowledges that the Note A Holder has not made any representations or warranties with respect to the Mortgage Loan and that the Note A Holder shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of any Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with Note B for reasons other than gross negligence, willful misconduct or breach of this Agreement by the Note A Holder or gross negligence, willful misconduct or bad faith or breach of the Servicing Agreement by any Servicer or the Trustee.

14.              No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the Note A Holder (or the Master Servicer, Special Servicer, Certificate Administrator, Trust Advisor or Trustee on its behalf) and the Note B Holder as a partnership, association, joint venture or other entity. None of the Holders (or, in the case of the Note A Holder, the Master Servicer, Special Servicer, Certificate Administrator, Trust Advisor or Trustee on its behalf) shall have any obligation whatsoever to offer to any other party the opportunity to purchase notes or interests relating to any future loans originated by either party or their respective Affiliates, and if any such party chooses to offer to another party the opportunity to purchase notes or interests in any future mortgage loans originated by it or its Affiliates, such offer shall be at such purchase price and interest rate as the applicable party chooses in its sole and absolute discretion. No Holder shall have any obligation whatsoever to purchase from the Note A Holder any notes or interests in any future loans originated by the Note A Holder or any of its Affiliates.

15.              Not a Security. None of the Notes shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

16.              Transfer of Notes.

(a)                The Note B Holder may Transfer 49% or less in the aggregate (in one or more transactions) of its beneficial interest in its Note, whether or not the related transferee is a Qualified Institutional Lender without the consent or approval of the Note A Holder, the Servicer or any other Person, provided that any such Transfer shall be made in accordance with the conditions in the second succeeding sentence below. The Note B Holder shall not Transfer more than 49% (in one or more transactions) of its beneficial interest in its Note, unless (i) the Note A Holder has consented (which consent shall not be unreasonably withheld, conditioned, or delayed) to such Transfer (and the transferring Holder shall have paid all reasonable out-of-pocket costs and expenses of the Note A Holder in connection with obtaining any such consent), in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this agreement, or (ii) such Transfer is to a Qualified Institutional Lender, provided any such Transfer made pursuant to clauses (i) or (ii) of this sentence shall be made in accordance with the conditions in the next sentence of this Section 16(a). The Note B Holder agrees that each Transfer to be made by it under clauses (a) or (b) of this Section 16 is subject to the following conditions: (i) all such Transfers shall be made upon at least three (3) Business Days’ prior written notice to the Note A Holder, (ii) a transferee of any interest in such Note shall (x) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the transferring Holder hereunder with respect to the transferred Note from and after the date of such assignment (or, in the case of a pledge, collateral assignment or other encumbrance by the transferring Holder of its Note solely as security for a loan to such transferring Holder, made by a third-party lender whereby the transferring Holder remains fully liable under this Agreement, such third party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the transferring Holder hereunder on and after the date on which such lender succeeds to the rights of the transferring Holder hereunder by foreclosure or otherwise) and (y) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions of Section 2 and (iii) the proposed transferee remakes each of the representations and warranties contained herein for the benefit of the Note A Holder (other than the representation that the transferee is a Qualified Institutional Lender for transfers made pursuant to subsection (i) of the second sentence of this Section 16(a)). Notwithstanding anything to the contrary contained herein, none of the Note B Holder shall in any event Transfer all or any portion of its Note to a Borrower Party unless the Note A Holder has consented to such Transfer, and any such Transfer without having obtained such prior consent shall be void ab initio. Upon the consummation of a Transfer of all or any portion of Note B, the transferring Person shall be released from all liability arising under this Agreement with respect to such Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in Note B as described in clause (b) below).

(b)              In the case of any sale, assignment, transfer or other disposition of a participation interest in Note B, (i) the obligations of the Holder of such Note under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible for the performance of such obligations, and (iii) the Note A Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Holder in connection with its rights and obligations under this Agreement and the Servicing Agreement, and all amounts payable hereunder shall be determined as if such Holder had not sold such Note interest; provided, that if the applicable participant is a Qualified Institutional Lender (and delivers to the Note A Holder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), then, the Note B Holder by written notice to the Note A Holder, may delegate to such participant such Holder’s right (if any) to exercise the rights of the Controlling Holder hereunder and under the Servicing Agreement.

(c)               The Note A Holder may (subject to the limitations contained herein), from time to time, in its sole discretion, Transfer 49% or less in the aggregate (in one or more transactions) of its beneficial interest in Note A to any person, whether or not the related transferee is a Qualified Institutional Lender. The Note A Holder shall not Transfer more than 49% (in one or more transactions) of its beneficial interest in Note A except (i) to a Qualified Institutional Lender, (ii) to the Depositor or Trustee in connection with the Securitization of all or a portion of Note A, (iii) as otherwise expressly provided or contemplated by the Servicing Agreement or (iv) as otherwise consented to by the Note B Holder, and such transferee shall be bound by the terms and provisions of this Agreement and the Servicing Agreement and the obligations of the Note A Holder thereunder with respect to the applicable portion of Note A from and after the date of transfer. Except with respect to a Transfer in connection with clauses (ii) or (iii) of the preceding sentence, the Note A Holder shall provide three (3) Business Days prior written notice of such transfer to the Note B Holder. Notwithstanding any such Transfer or subsequent Transfer, Note A shall be and remain a senior obligation in the respects set forth in this Agreement to Note B in accordance with the terms and provisions of this Agreement. In addition, the Note A Holder shall in no event Transfer all or any portion of Note A to a Borrower Party.

17.              Pledge of Note B. Notwithstanding anything to the contrary contained herein, the Note B Holder may pledge, transfer, collaterally assign or otherwise encumber (a “Pledge”) its Note or any interest therein to any entity (other than any Borrower Party) which has extended a credit facility to such Holder and that is (i) a Qualified Institutional Lender, (ii) a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or (iii) a Qualified Conduit Lender (each such entity, a “Pledgee”), on terms and conditions set forth in this Section 17, it being further agreed that a financing provided by a Pledgee to such pledging Holder or any person that Controls such Holder that is secured by such Holder’s interest in its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder; provided all applicable terms and conditions of this Section 17 are complied with; provided, further, that a Pledgee which is not a Qualified Institutional Lender may not take title to Note B after the Securitization and for so long as any interest in Note A is part of a Securitization without the prior written consent of the Note A Holder, and no Pledgee may take title to Note B without satisfying the requirements for transfer set forth in Section 16 and this Section 17. Upon written notice by the Note B Holder to the Note A Holder and the Master Servicer that a Pledge has been effected (including the name and address of the applicable Pledgee), the Master Servicer on behalf of the Note A Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give the Pledgee written notice of any default by the pledging Holder in respect of its obligations under this Agreement of which default the Master Servicer has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Holder; (ii) to allow such Pledgee a period of ten (10) days to cure a default by the pledging Holder in respect of its obligations to the Note A Holder hereunder, but such Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement or the Servicing Agreement, if the pledging Holder had the right to consent to such amendment, modification, waiver or termination pursuant to the terms hereof or the Servicing Agreement, as applicable, shall be effective against such Pledgee without the written consent of such Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 days after request therefor; (iv) that the Master Servicer on behalf of the Note A Holder shall give to such Pledgee copies of any notice of default under the Mortgage Loan simultaneously with the giving of same to the pledging Holder and accept any cure thereof by such Pledgee which such pledging Holder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Holder; (v) that the Master Servicer on behalf of the Note A Holder shall deliver to Pledgee such estoppel certificate(s) as Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to the Note A Holder or the Master Servicer acting on its behalf; and (vi) that, upon written notice (a “Redirection Notice”) to the Note A Holder and the Master Servicer by such Pledgee that the pledging Holder is in default, beyond any applicable cure periods with respect to the pledging Holder’s obligations to such Pledgee pursuant to the applicable credit agreement or repurchase agreement, as applicable, between the pledging Holder and such Pledgee (which notice need not be joined in or confirmed by the pledging Holder), and until such Redirection Notice is withdrawn or rescinded by such Pledgee, Pledgee shall be entitled to receive any payments that any Servicer would otherwise be obligated to pay to the pledging Holder from time to time pursuant to this Agreement or the Servicing Agreement. Any pledging Holder hereby unconditionally and absolutely releases the Note A Holder and the Master Servicer from any liability to the pledging Holder on account of the Master Servicer’s or Note A Holder’s compliance with any Redirection Notice believed by the Master Servicer or the Note A Holder, as applicable, to have been delivered by a Pledgee. A Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Holder to such Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Master Servicer on behalf of the Note A Holder shall recognize such Pledgee (and any transferee (other than any Borrower Party) which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, which are Qualified Institutional Lenders as the successor to the pledging Holder’s rights, remedies and obligations under this Agreement, and any such Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Pledgee) and agree to be bound by the terms and provisions of this Agreement. The rights of a Pledgee under this Section 17 shall remain effective as to the Note A Holder (and the Master Servicer) unless and until such Pledgee shall have notified such Note A Holder (and the Master Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

18.              Other Business Activities of the Holders. Each Holder acknowledges that each other Holder may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Borrower Party, and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

19.              Exercise of Remedies by the Servicer.

(a)               Subject to Section 20 of this Agreement, and except as otherwise provided in this Agreement or the Servicing Agreement and subject to the applicable limitations set forth in this Agreement or the Servicing Agreement, the Servicer (or other party entitled in accordance with the Servicing Agreement to act on behalf of the Holders) shall have the sole and exclusive authority with respect to the administration of, and exercise of all rights and remedies with respect to, the Mortgage Loan granted under this Agreement or the Servicing Agreement, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by any Mortgage Loan Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and (iv) to take legal action to enforce or protect the Holders’ interests with respect to the Mortgage Loan or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to declare or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loan or institute any foreclosure action, and subject to the terms and conditions of this Agreement, including, without limitation, Section 20 hereof, no Holder of a Non-Lead Securitization Note shall have any voting, consent or other rights whatsoever with respect to the Servicer’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan on behalf of the Note A Holder. Subject to the terms and conditions of the Servicing Agreement, and subject to the terms and conditions of Section 9(b) hereof, the Servicer on behalf of the Note A Holder shall have the sole and exclusive authority to make servicing advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement, the Note B Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer (or other party entitled in accordance with the Servicing Agreement to act on behalf of the Holders), the rights, if any, that such Holder has (A) to declare or cause the Note A Holder or such Servicer to declare an Event of Default under the Mortgage Loan, (B) to exercise any remedies with respect to the Mortgage Loan or any Mortgage Loan Borrower, including, without limitation, filing or causing the Note A Holder or such Servicer to file any bankruptcy petition against any Mortgage Loan Borrower or (C) to vote any claims with respect to the Mortgage Loan in bankruptcy, insolvency or similar type of proceeding of the Mortgage Loan Borrower. The Note B Holder (or a servicer on its behalf) shall, from time to time, execute such documents as the Note A Holder or the Servicer shall reasonably request to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this Section 19(a). The Note B Holder acknowledges that the Servicer on behalf of Note A Holder may in its sole discretion exercise, or omit to exercise, any rights that the Servicer on behalf of Note A Holder may have under this Agreement or the Servicing Agreement in a manner that may be adverse to such Holder’s interests, and that the Servicer on behalf of Note A Holder shall have no liability whatsoever to it (or a servicer on its behalf), other than as set forth in Section 8 hereof, in connection with exercise of rights by the Servicer on behalf of the Note A Holder or any omission by the Servicer on behalf of the Note A Holder to exercise such rights. The Note A Holder (or the Servicer acting on behalf of the Note A Holder) shall not have any fiduciary duty to any other Holder in connection with the administration of the Mortgage Loan. The foregoing provisions of this Section 19(a) shall not limit the right of the Note B Holder or any Affiliate thereof to be the Special Servicer or to exercise its rights as Controlling Holder under this Agreement or Controlling Holder under the Servicing Agreement. The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under such Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law that purports to give a junior noteholder, mortgagee or loan participant the right to initiate any loan enforcement or foreclosure proceedings.

(b)              Notwithstanding anything to the contrary contained herein, the exercise by the Note A Holder (or the Servicer or the Trustee on its behalf) of its rights under this Section 19 shall be subject in all respects to any section of the Servicing Agreement governing REMIC administration, and in no event shall the Note A Holder (or the Servicer or the Trustee on its behalf) be permitted to take any action or refrain from taking any action which would violate the laws of any applicable jurisdiction, breach the Mortgage Loan Documents or be inconsistent with the Servicing Standard or violate any other provisions of the Servicing Agreement or this Agreement or cause the arrangement evidenced hereby not to be treated as a “grantor trust” for federal income tax purposes.

(c)              The Note A Holder (or the Servicer or the Trustee on its behalf) shall exercise such rights and powers described in this Section 19 on the understanding that the Note A Holder (or the Servicer or the Trustee on its behalf) shall administer the Mortgage Loan in a manner consistent with the Servicing Agreement and this Agreement. Without limiting the generality of the foregoing, the Note A Holder (or the Servicer or the Trustee on its behalf) may rely on the advice of legal counsel, accountants and other experts (including those retained by the Mortgage Loan Borrower) and upon any written communication or telephone conversation which the Note A Holder or such Servicer or Trustee believes to be genuine and correct or to have been signed, sent or made by the proper Person.

20.              Certain Powers of the Controlling Holder.

(a)              Subject to Section 2 of this Agreement, the Servicer shall consult with and obtain the prior written consent of the Controlling Holder with respect to the following actions and, notwithstanding anything in this Agreement or the Servicing Agreement to the contrary, such Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Holder in writing by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: “THIS IS A REQUEST FOR SECTION 20 ACTION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED SECTION 20 ACTION WITHIN TEN (10) BUSINESS DAYS, THE SERVICER OR THE SPECIAL SERVICER, AS THE CASE MAY BE, MAY DELIVER A DEEMED APPROVAL NOTICE,” and if the Controlling Holder fails to either approve or reject said Section 20 action within such ten (10) business day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Servicer or the Special Servicer, as the case may be, delivers the Section 20 action request to the Controlling Holder accompanied by a second notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: “THIS IS A SECOND REQUEST FOR SECTION 20 ACTION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED

SECTION 20 ACTION WITHIN FIVE (5) BUSINESS DAYS, SUCH SECTION 20 ACTION WILL BE DEEMED APPROVED BY THE CONTROLLING HOLDER,” then, if the Controlling Holder fails to approve or reject the Section 20 action within such second five (5) business day period (approval or rejection by notice by facsimile on the same day being acceptable), the Controlling Holder’s approval will be deemed to have been given:

                                (i)               any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property by deed in lieu of foreclosure) of the ownership of the Mortgaged Property if the Mortgage Loan comes into and continues in default;

                                (ii)              any amendment or modification, consent to a modification or waiver of a monetary term of the Mortgage Loan (other than Penalty Charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the Mortgage Loan or any extension of the Maturity Date thereof;

                                (iii)             following a default or an Event of Default with respect to the Mortgage Loan, any exercise of remedies, including any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents;

                                 (iv)            any sale of the Mortgage Loan if it is a Defaulted Loan or REO Property for less than the applicable Purchase Price (as defined in the Servicing Agreement);

                                (v)              any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or at an REO Property;

                                (vi)            any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no material lender discretion;

                                (vii)            any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgage Loan Borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

                                (viii)           any incurrence of additional debt by the Mortgage Loan Borrower or of any mezzanine financing by any beneficial owner of the Mortgage Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents (for purposes of the determination whether a lender has such consent rights pursuant to the related Mortgage Loan Documents, any Mortgage Loan Document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

                                (ix)            any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan or an action to enforce rights with respect thereto or decision not to enforce such rights;

                                (x)               any franchise changes (with respect to the Mortgage Loan if the lender is required to consent or approve under the related Mortgage Loan Documents) or, if the Mortgage Loan has an unpaid principal balance greater than $2,500,000, any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

                                (xi)              releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no material lender discretion;

                                (xii)             any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) if, with respect to the Mortgage Loan, escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of the Mortgage Loan (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the Mortgage Loan has a primary servicer other than the Master Servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

                                (xiii)           any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the Mortgage Loan Borrower, guarantor or other obligor, or releasing the Mortgage Loan Borrower, guarantor or other obligor from liability under the Mortgage Loan, or modifying any of the Mortgage Loan Borrower, guarantor or other obligor’s monetary liability under the Mortgage Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

                                (xiv)           any determination of an Acceptable Insurance Default, as defined and under the Servicing Agreement;

                                (xv)            the determination of any use of proceeds of a hazard insurance claim to restore the Mortgaged Property if the amount of such proceeds exceeds the Restoration Threshold (as defined in the Loan Agreement);

                                (xvi)            the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related Mortgage Loan Documents and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related Mortgage Loan Documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

                                (xvii)           any adoption or implementation of a budget submitted by the Mortgage Loan Borrower with respect to the Mortgage Loan (to the extent lender approval is required under the related Mortgage Loan Documents), if (a) the Mortgage Loan is on the CREFC® servicer watch list or (b) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the Master Servicer to be affiliates of the related Mortgage Loan Borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the Mortgage Loan), subject in each case to any deemed approval expressly set forth in the related Mortgage Loan Documents;

                                (xviii)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower; and

                                (xix)            the exercise of the rights and powers granted under this Agreement or any related mezzanine loan intercreditor agreement to the Note A Holder, the “Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the Note A Holder, the “Senior Lender” or such other similar term.

Furthermore, the applicable Servicer shall be required (subject to the Servicer’s prevailing duties under Section 20(e)) to deliver to the Controlling Class Representative (if and for as long as Note A is held by the Trust) reasonable (as determined by the applicable Servicer) prior notice of any final decision with respect to items (i) through (xix) above, together with the information then in the possession of the applicable Servicer (other than correspondence with or information furnished by or on behalf of the Controlling Holder) and obtained or prepared by the applicable Servicer in connection with such proposed action. Upon request of the Controlling Holder, the applicable Servicer shall make a knowledgeable servicing officer available by telephone conference during regular business hours to verbally answer questions from the Controlling Class Representative on a Business Day (during such ten (10)-Business Day period) that is reasonably convenient to the applicable Servicer and the Controlling Class Representative. Upon request of the Controlling Class Representative, the Controlling Holder shall exercise its right under the preceding sentence and otherwise reasonably cooperate in the arrangement of such telephone conference. If the applicable Servicer refers to the Controlling Holder a request from the Controlling Class Representative to have such a telephone conference, the Controlling Holder shall promptly confirm to the applicable Servicer that it may proceed with such telephone conference. The Controlling Holder shall be entitled but not obligated to be present and otherwise participate in such telephone conference, and shall not have any obligation to answer questions. The applicable Servicer shall have no duty to the Trust, the holders of the Controlling Class, the Controlling Class Representative or any other Person to receive, consider or accept any advice from the Controlling Class Representative. The applicable Servicer shall not take any action, or alter any proposed action, in response to a communication from the Controlling Class Representative unless the Controlling Holder has approved the same or the applicable Servicer determines (and furnishes a written explanation to the Controlling Holder) that no other action complies with the Servicing Standard.

Notwithstanding the foregoing, if the Servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Holders (as a collective whole), the Servicer may take any such action without waiting for the Controlling Holder’s response. As used in clauses (vi), (xi) and (xiii) above, the terms “material lender discretion” and “lender discretion” require mortgagee discretion in making the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan Documents.

Upon reasonable request, the Note A Holder shall provide, or cause the Special Servicer to provide, the Controlling Holder and the Controlling Class Representative with any information in the possession of the Note A Holder or the Special Servicer with respect to such matters, including, without limitation, its reasons for a proposed action.

The Note A Holder or the applicable Servicer shall notify the Holders of any release or substitution of collateral for the Mortgage Loan even if such release or substitution is in accordance with the Mortgage Loan.

Any amounts funded by any Servicer or Trustee on behalf of any Note Holder pursuant hereto, under the Mortgage Loan Documents as a result of (1) the making of any protective Advances or (2) interest accruals or accretions and any compounding thereof (including default interest) with respect to the Note shall not at any time be deemed to contravene this subsection.

(b)               Appraisal Reductions shall be allocated to reduce first, the Note B Principal Balance, and second, the Note A Principal Balance, in each case up to the outstanding amount thereof, for purposes of determining the identity of the Controlling Holder. The Special Servicer shall give written notice to the Controlling Holder of any Appraisal Reductions calculated with respect to the Mortgage Loan and any allocation thereof to reduce the Principal Balance of such Holder. If at any time an Appraisal Reduction exists that would result in a Control Appraisal Event, the Holder that is being replaced as the Controlling Holder shall have the right to obtain and deliver, or direct the Special Servicer to obtain and deliver, to the Servicer, the Controlling Holder and the Trustee an appraisal that satisfies the requirements for any such appraisal as set forth in the Servicing Agreement and upon receipt of such new appraisal, the Special Servicer shall recalculate the Appraisal Reduction in respect of the Mortgage Loan based on such new appraisal obtained by the Special Servicer and shall notify the Trustee, the Master Servicer and the applicable Controlling Holder of such recalculated Appraisal Reduction. If, as a result of such calculation based on the new appraisal, a Control Appraisal Event then in effect shall no longer be deemed to exist, then the Note B Holder shall be reinstated as Controlling Holder. Until such time as such new appraisal is obtained by the Special Servicer and the recalculation of the Appraisal Reduction has been made (it being agreed that such recalculation shall be done no later than three (3) Business Days following receipt of such new appraisal), the original Control Appraisal Event shall remain in effect.

(c)              Notwithstanding the foregoing, the Controlling Holder shall be entitled to avoid a Control Appraisal Event caused by application of an Appraisal Reduction upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal (or an update thereto) that indicates such Control Appraisal Event has occurred): (i) such Controlling Holder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Master Servicer or the Special Servicer (in each case together with documentation reasonably acceptable to the Master Servicer or the Special Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Trust in such collateral) (a) cash collateral for the benefit of the Trustee, and acceptable to the Master Servicer or the Special Servicer, as the case may be, or (b) an unconditional and irrevocable standby letter of credit payable on sight demand (with the Trustee as beneficiary), in form acceptable to the Master Servicer or Special Servicer, as the case may be, issued by a domestic bank or other financial institution the long term unsecured debt obligations of which are rated at least “AA” by S&P and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Event not to occur. If the requirements of this paragraph are satisfied by the Controlling Holder (a “Threshold Event Cure”), no Control Appraisal Event caused by application of an Appraisal Reduction shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Holder shall be required to renew such letter of credit not later than 30 days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than 45 days from the date of substitution or if the long or short term ratings of the letter of credit provider fall below the minimum requirements provided above, replace such letter of credit within 30 days of such downgrade with a replacement letter from an issuer meeting the rating requirements; provided, that, if a letter of credit is not renewed prior to 30 days prior to the expiration date of such letter of credit or replaced within 30 days of such downgrade, the letter of credit shall provide that the Master Servicer or the Special Servicer, as the case may be, may (and at the direction of the applicable Controlling Holder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Event from occurring; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Event without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Holder, any or such portion of Threshold Event Collateral held by the Trustee, the Master Servicer or the Special Servicer shall promptly be returned to such Controlling Holder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse the Note A Holder and the Trust for any realized loss with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Note A Principal Balance, plus accrued and unpaid interest thereon at the applicable interest rate and all other Costs reimbursable under this Agreement and under the Servicing Agreement, and to the extent not so utilized, such Threshold Event Collateral shall be returned to the Holder that delivered such Threshold Event Collateral. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions, and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the Controlling Holder that posted such Threshold Event Collateral, who shall be taxable on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Event.

(d)              The term “Controlling Holder” shall mean as of any date of determination, the Holder of the most junior Control Eligible Note as to which (i) a Control Appraisal Event has not occurred and (ii) the Holder thereof is not a Borrower Party (the “Control Note”; each Note that is not the Control Note is referred to herein as a “Non-Control Note”); provided, that if neither of the conditions in the preceding clauses (i) and (ii) are satisfied with respect to any Control Eligible Note, the Controlling Holder shall be the Note A Holder. As of the Closing Date, the Controlling Holder will be the Note B Holder. The term “Non-Controlling Holder” shall mean a Holder that is not the Controlling Holder.

If more than one Person shall hold a direct interest in a Non-Control Note, the holder(s) of more than 50% of the principal amount of such Note shall designate by written notice to the Note A Holder one of such Persons (with respect to such Non-Control Note, the “Majority Note Holder”) to act on behalf of all such Persons holding an interest in such Note. The Majority Note Holder with respect to any Non-Control Note shall have the sole right to receive any notices which are required to be given or which may be given to the Holder of such Note pursuant to this Agreement and to exercise the rights and power given to the Holder of such Note hereunder subject to Section 9 of this Agreement, including any approval rights of the Holder of such Note; provided, that until the Majority Note Holder has been so designated, the last Person known to the Note A Holder to hold more than a 50% direct interest in any Non-Control Note, as applicable, shall be deemed to be the Majority Note Holder with respect to such Note. Once the Majority Note Holder has been designated hereunder with respect to any Non-Control Note, the Note A Holder shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the principal amount of such Note of the designation of a different Person to act as the Majority Note Holder with respect thereto. If any Borrower Party owns the entirety of any Note, then the Holder of such Note shall not qualify as the Control Note. If any Borrower Party owns any portion of a Note, then for purposes of determining the Controlling Holder, the ownership interest of such Borrower Party shall be deemed to be zero, and the owners of more than 50% of the remaining interests in such Note shall be deemed to be the Holder of such Note. No reference set forth in this Agreement to the ownership of any interest in a Note by any Borrower Party shall be construed to limit Section 16(a) of this Agreement. In no event may any Borrower Party be the Controlling Holder.

(e)              Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Holder, as contemplated by Section 20(a) hereof, may (and the Note A Holder and any Servicer shall ignore and act without regard to any such advice, direction or objection that the Note A Holder or a Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Note A Holder or Servicer to violate any provision of this Agreement, the Mortgage Loan Documents or the Servicing Agreement (including any REMIC provisions), including each Servicer’s obligation to act in accordance with the Servicing Standard.

(f)               No Controlling Holder or Directing Holder shall owe any fiduciary duty to the Trustee, the Servicer, the Special Servicer, any certificateholder in any Securitization, or any other Holder. No Controlling Holder or Directing Holder shall have any liability to the Trustee, the Servicer, the Special Servicer, any certificateholder in a Securitization or any other Holder for any action taken, or for refraining from the taking of any action or the giving of any consent or for errors in judgment; provided, that the Controlling Holder and the Directing Holder will not be protected against any liability which would otherwise be imposed by reason of willful misconduct or gross negligence or breach of this Agreement on the part of such party. By its acceptance of a Mortgage Note, each Holder shall be deemed to have confirmed its understanding that (i) a Controlling Holder and the Directing Holder may take or refrain from taking actions that favor its interests or those of its affiliates over those of any other Holder, (ii) a Controlling Holder and the Directing Holder may have special relationships and interests that conflict with the interest of another Holder and shall be deemed to have agreed to take no action against a Controlling Holder, the Directing Holder or any of their officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) no Controlling Holder or Directing Holder shall be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

(g)              Subject to the terms of the applicable Servicing Agreement, the Controlling Holder may designate, in writing, a Directing Holder or other representative (other than a Borrower Party) to exercise its rights and powers under this Section 20 or otherwise under this Agreement (with copies of such writing to be delivered to each of the other parties hereto). Such designation shall remain in effect until it is revoked by the Controlling Holder by a writing delivered to each of the other parties hereto.

(h)              If the Controlling Holder is comprised of more than one Person such Persons may designate, by written notice to the Note A Holder and each party to a Servicing Agreement, a Person to act as the Directing Holder on behalf of such Controlling Holder. Such notice shall include the name, address and other contact information of the Directing Holder. The Directing Holder shall have the sole right to receive any notices which are required to be given or which may be given to the Controlling Holder pursuant to this Agreement and to exercise the rights and power given to the Controlling Holder hereunder, including any approval rights of the Controlling Holder. Once a Directing Holder has been designated hereunder, the Note A Holder shall be entitled to rely on such designation until it has received written notice from the Controlling Holder of the designation of a different Person to act as the Directing Holder. Notwithstanding the foregoing, in no event shall the Mortgage Loan Borrower or an Affiliate thereof be permitted to act as the Directing Holder.

(i)                The Non-Controlling Holders shall be entitled to receive, upon request made to the appropriate party thereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Holder. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

(j)                Upon determining that a Servicing Transfer Event has occurred with respect to the Mortgage Loan, the Master Servicer shall promptly notify each Holder (and the Note A Holder shall direct the Master Servicer in the Servicing Agreement to deliver such notice).

(k)               Pursuant to the terms of the Servicing Agreement, the Controlling Holder may at any time and from time to time replace any existing Special Servicer with respect to the Mortgage Loan with any other person that is a Qualified Servicer and that makes the representations, warranties, and covenants set forth in such Servicing Agreement. The Controlling Holder shall designate a person to serve as replacement Special Servicer by delivering to the other Holders, the Master Servicer and the existing Special Servicer a written notice stating such designation and by satisfying the other conditions required under the Servicing Agreement; provided, that if Note A is not an asset of the Trust created pursuant to the Securitization Servicing Agreement, the Note A Holder shall have the right to approve such replacement Special Servicer if such replacement Special Servicer is not a Qualified Servicer. The Controlling Holder shall promptly pay any expenses incurred by the Note A Holder in connection with such replacement. The Controlling Holder shall notify the other parties hereto of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 20. If the Controlling Holder has not appointed a Special Servicer with respect to the Mortgage Loan, then the Special Servicer designated in the Servicing Agreement shall be the Special Servicer.

(l)                If the Note A Holder is required to act as Controlling Holder under this Agreement or the Servicing Agreement, the Special Servicer will (i) notify the Note A Holder that such action is required, (ii) provide written direction to the Note A Holder to vote on such action and (iii) provide any information which is reasonably requested by the Note A Holder and is in the possession of the Special Servicer to enable the Note A Holder to vote.

21.              No Pledge or Loan. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by any Holder to another Holder, or a loan from any Holder to any other Holder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall not have a separate interest in any property taken as security for the Mortgage Loan except by virtue of being a lender under the Loan Agreement; provided, that if any such property or the proceeds thereof shall be applied in respect of payments due under the Mortgage Loan, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement. The Holders acknowledge and agree that the Mortgage Loan represents a single “claim” under Section 101 of the Bankruptcy Code, and the Note B Holder shall not be a separate creditor of the Mortgage Loan Borrower under the Bankruptcy Code, or that if Note B is construed to represent a single or separate such “claim,” that the Holder of such Note shall be deemed to have assigned such claim to Note A Holder.

22.              Governing Law; Waiver of Jury Trial. The parties agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

23.              Modifications, Waiver in Writing.

(a)              This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement. Additionally, from and after a Securitization, this Agreement shall not be amended or modified without first (a) receiving an opinion of counsel experienced in REMIC matters that such amendment or modification will not adversely affect the REMIC status of any Note in such Securitization and this Agreement, except for amendments pursuant to Section 23(b), and (b) if such modification, cancellation or termination would adversely affect the rights or materially affect the duties of the Servicer or Trustee, receiving the written consent of such affected party. The Servicer shall provide each Rating Agency with a copy of any amendment or modification of this Agreement.

(b)              For so long as Morgan Stanley Bank or an affiliate thereof (a “Morgan Stanley Bank Entity”) is the owner of Note A, such Morgan Stanley Bank Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the lender to execute amended and restated or additional notes reallocating the principal of Note A among each other or to such new notes, provided that (i) the aggregate principal balance and notional balance of all outstanding notes following such amendments is no greater than the aggregate principal balance and notional balance of Note A prior to such amendments, (ii) all notes representing the new notes continue to have the same weighted average interest rate as the weighted average interest rate of the notes representing Note A prior to such amendments, (iii) the Morgan Stanley Bank Entity holding the applicable Notes notifies the Trustee, the Master Servicer, the Special Servicer and the other Holders in writing of such modified allocations and principal amounts (it being understood that no consent by such parties is required for any such allocations), (iv) such modifications shall not affect the definition of Control Appraisal Event and shall not change the provisions relating to when the Note A Holder would become the Controlling Party and (v) the execution of such amendments and new notes does not have an adverse effect on any other Notes or on the REMIC created by the Securitization Servicing Agreement.

24.              Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, that no successors or assigns of the Initial Note A Holder (other than any assignee that becomes a party to this Agreement following a Transfer that is not pursuant to the Securitization) shall have any liability for a breach of representation or warranty set forth in this Agreement. Each of the Servicer and the Trustee under the Securitization Servicing Agreement is an intended third-party beneficiary of this Agreement. Except as provided in the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto or a successor or assign of a party hereto. In no event shall any Borrower Party hold or exercise the rights and benefits of the Controlling Holder or Directing Holder provided herein and in the Servicing Agreement.

25.              Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

26.              Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

27.              Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28.              Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

29.              Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by fax provided that such fax notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed as follows: if to the Note A Holder or the Note B Holder, to its address set forth on the first page hereof, to the attention of Stephen Holmes (with a copy to (a) Morgan Stanley Mortgage Capital Holdings LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Legal Compliance Division, and (b) the Servicer, as set forth in the Interim Servicing Agreement), or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to any Holder shall be delivered concurrently to each Person (not to exceed four (4) in the aggregate) designated by such Holder. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of fax, upon receipt of answerback confirmation, provided that such fax notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

30.              Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the original of any Non-Lead Securitization Notes but including copy of such Notes) will be held by the Trustee or other applicable Person under the Servicing Agreement.

31.              Termination. This Agreement and the respective obligations and responsibilities of the parties under this Agreement shall terminate upon (a) mutual agreement by the parties hereto, evidenced in writing; (b) thirty (30) days after each of the Notes is paid in full; or (c) payment (or provision for payment) to the Holders of all amounts held by or on behalf of the Servicer and required under the Servicing Agreement, to be so paid on the last Master Servicer Remittance Date following final payment or other liquidation (or any advance with respect thereto) of the Mortgage Loan or the Mortgaged Property.

32.              Statement of Intent. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, this Agreement shall be treated as a grantor trust. Each Holder agrees that, unless otherwise required by appropriate tax authorities, such noteholder shall file or cause to be filed its own annual or other necessary returns, reports and other forms consistent with such intended characterization. If the Internal Revenue Service characterizes this Agreement as a partnership for federal income tax purposes, the Note B Holder authorizes and directs the Note A Holder to elect out of partnership accounting pursuant to Treasury Regulations Section 1.761-2, and agrees to file its own tax returns and reports in a manner consistent with such election and the Note Holders agree that any Taxes, penalty, interest or other obligation imposed under the Code, as amended, with respect to the income tax items arising from such partnership shall be the sole obligation of the Note Holder to whom such items are allocated and not of such partnership.

33.              Withholding Taxes.

(a)               If the Servicer or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Holder with respect to the Mortgage Loan as a result of such Holder constituting a Non-Exempt Person, the Servicer shall be entitled to do so with respect to such Holder’s interest in such payment (all withheld amounts being deemed paid to such Holder), provided that the Servicer shall furnish such Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Holder is subject to tax.

(b)              Each Holder shall and hereby agrees to indemnify the Servicer against and hold the Servicer harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Servicer to withhold Taxes from payment made to such Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Holder in connection with the withholding of Taxes from payments made to such Holder, it being expressly understood and agreed that (i) the Servicer shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same, except as otherwise required under applicable law, and (ii) such Holder shall, upon request of the Servicer and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by such Holder and reasonably acceptable to the Servicer. The Person that is the Holder at any particular time shall not be liable under this Section 33 with respect to any predecessor or successor Holder.

(c)              Each Holder represents to the Servicer as of the date hereof that it is not a Non-Exempt Person and that neither the Servicer nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Holder shall deliver to the Servicer evidence satisfactory to the Servicer substantiating that it is not a Non-Exempt Person and that the Servicer is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement, unless there is a change in law after the date that such Holder became a party hereto. Without limiting the effect of the foregoing, (a) if a Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Servicer an Internal Revenue Service Form W-9, or successor form, and (b) if a Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Holder shall satisfy the requirements of the preceding sentence by furnishing to the Servicer Internal Revenue Service Form W-8EXP, W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Holder, as evidence of such Holder’s entitlement to exemption from or reduction in the withholding of United States tax with respect thereto. Except in the case of the Initial Note A Holder and the Initial Note B Holder, the Servicer shall not be obligated to make any payment hereunder to any Holder until such Holder shall have furnished to the Servicer the requested forms, certificates, statements or documents.

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IN WITNESS WHEREOF, each of the Note A Holder and the Note B Holder, has caused this Agreement to be duly executed as of the day and year first above written.

Note A Holder:

MORGAN STANLEY BANK, N.A.

By:	/s/ Cynthia Eckes
Name: Cynthia Eckes
Title: Executive Director

Note B Holder:

MORGAN STANLEY BANK, N.A.

By:	/s/ Cynthia Eckes
Name: Cynthia Eckes
Title: Executive Director

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.          Description of Mortgage Loan

Mortgage Loan Borrower:	Hammond Square, L.L.C.
Date of Mortgage Loan:	July 31, 2015
Initial Principal Amount of Mortgage Loan:	$53,000,000.00
Closing Date Mortgage Loan Principal Balance:	$53,000,000.00
Location of Mortgaged Property:	2000 SW Railroad Avenue, Hammond, LA 70403
Current Use of Mortgaged Property:	Retail
Mortgage Interest Rate:	Note A: 4.20% Note B: 5.0656667%
Mortgage Loan Default Rate:	Lesser of (a) the maximum rate permitted by law or (b) 5% above the Mortgage Interest Rate
Maturity Date:	August 1, 2025

B.          Description of Notes

Closing Date Note A Principal Balance:	$38,000,000
Closing Date Note B Principal Balance:	$15,000,000
Closing Date Note A Percentage Interest:	Approximately 71.70%
Closing Date Note B Percentage Interest:	Approximately 28.30%
Note A Interest Rate:	4.20%
Note B Interest Rate:	5.0656667%

A-1

Note A Default Interest Rate:	Lesser of (a) the maximum rate permitted by law or (b) 5% above the Note A Interest Rate
Note B Default Interest Rate:	Lesser of (a) the maximum rate permitted by law or (b) 5% above the Note B Interest Rate

EXHIBIT B

PERMITTED FUND MANAGERS

1.             Westbrook Partners

2.             DLJ Real Estate Capital Partners

3.             iStar Financial Inc.

4.             Capital Trust, Inc.

5.             Lend-Lease Real Estate Investments

6.            Archon Capital, L.P.

7.             Whitehall Street Real Estate Fund, L.P.

8.            The Blackstone Group International Ltd.

9.            Apollo Real Estate Advisors

10.          Colony Capital, LLC

11.          Praedium Group

12.          JER Partners

13.          Fortress Investment Group LLC

14.          Lone Star Funds

15.          Clarion Partners

16.          Walton Street Capital, L.L.C.

17.          Starwood Property Trust, Inc.

18.          BlackRock, Inc.

19.          Rialto Capital Management, LLC

20.          Raith Capital Partners, LLC

21.          Eightfold Real Estate Capital, L.P.

22.          Principal Real Estate Investors, LLC

23.          One William Street Capital Management, L.P.